UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

HEALTHCARE TRUST OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53206	20-4738467
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona	85254
	(Address of Principal Executive Offices)	(Zip Code)

(480) 998-3478

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced today the final results of its modified “Dutch Auction” tender offer for the purchase of up to $150 million in value of shares of its Class A common stock, par value $0.01 per share (the “Class A Shares”), which expired at 11:59 p.m., New York City Time, on July 18, 2012. Wells Fargo Securities, LLC acted as the dealer manager for the tender offer.

HTA has accepted for purchase 14,851,485 Class A Shares at a purchase price of $10.10 per share, for an aggregate cost of approximately $150,000,000, excluding fees and expenses relating to the tender offer. The 14,851,485 Class A Shares accepted for purchase in the tender offer represent approximately 25.9% of HTA’s issued and outstanding Class A Shares as of July 18, 2012 and approximately 6.5% of HTA’s issued and outstanding shares of common stock of all classes as of July 18, 2012.

Based on the final count by Computershare, Inc., the paying agent for the tender offer, and ARC Advisory Services, LLC, the depositary for the tender offer, a total of 22,611,970 Class A Shares were properly tendered and not properly withdrawn at or below the final purchase price of $10.10 per share. The 22,611,970 Class A Shares properly tendered and not properly withdrawn at or below the final purchase price of $10.10 per share represent approximately 39.4% of HTA’s issued and outstanding Class A Shares as of July 18, 2012 and approximately 9.9% of HTA’s issued and outstanding shares of common stock of all classes as of July 18, 2012.

Due to the oversubscription of the tender offer, stockholders who tendered and did not properly withdraw Class A Shares in the tender offer at or below the purchase price of $10.10 per share will have approximately 65.6% of their tendered Class A Shares purchased on a pro rata basis by HTA (other than “odd lot” holders, whose Class A Shares will be purchased on a priority basis).

The paying agent will promptly issue payment for the Class A Shares properly tendered and accepted for purchase in accordance with the terms and conditions of the tender offer. Class A Shares tendered and not accepted for purchase will be returned promptly to stockholders.

As a result of the settlement of the tender offer, HTA has approximately 42,519,915 Class A Shares outstanding, 57,284,082 shares of Class B-1 common stock outstanding, 57,284,082 shares of Class B-2 common stock outstanding, and 57,284,082 shares of Class B-3 common stock outstanding, for an aggregate of 214,372,161 shares of common stock of all classes outstanding.

The press release announcing the final results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHCARE TRUST OF AMERICA, INC.

	By:	/s/ Scott D. Peters
Date: July 25, 2012		Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman